ARTICLES OF INCORPORATION
                                OF
                    AQUACHLOR MARKETING, INC.

     WE, THE UNDERSIGNED, NATURAL PERSONS OF THE AGE OF TWENTY ONE (21) YEARS OR MORE, ACTING AS INCORPORATORS OF THE CORPORATION HEREINAFTER REFERRED TO AS THE "CORPORATION" HEREBY ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

                            ARTICLE I

     The name of the Corporation is AQUACHLOR MARKETING, INC.

                            ARTICLE II

     The period of duration of the Corporation is PERPETUAL.

                           ARTICLE III

     The Purpose or Purposes are:
     1. PURPOSES: The purpose or purposes for which the Corporation is organized are as follows:
     (a) Primarily to engage in a revolutionary process that, among other attributes, compresses and regenerates fully 100% of an audio and video signal using systems now in general use worldwide.
     (b) To engage generally in the business of manufacturing, selling, distributing, leasing and otherwise dealing in a revolutionary process that among other attributes compresses and regenerates fully 100% of an audio and video signal using systems now in general use worldwide.
     (c) To engage in any business related or unrelated to those described in clauses (a) and (b) of this ARTICLE III and from time to time authorized or approved by the Board of Directors of this Corporation.
     (d) To act as partner or joint venturer or in any other legal capacity in any transaction.
     (e)  To do business anywhere in the world.
     (f) To have and exercise all rights and powers from time to time granted to a corporation by law.
     (g) To do everything necessary, proper, advisable or convenient for the accomplishment of the foregoing purposes, and to do all other things incidental to them or connected with them that are not forbidden by law, or by these Articles of Incorporation.

                            ARTICLE IV

     1. NUMBER. The aggregate number of shares which the Corporation shall have authorized is FIFTY MILLION (50,000,000) SHARES OF CAPITAL STOCK with par value of ONE MIL ($0.001).
     2. STATED CAPITAL. The sum of the amount of consideration received by the corporation for all shares of the Corporation with par value of $0.001 that have been issued, except such part of the consideration therefor as may have been allocated to capital surplus in a manner permitted by law, shall be the stated capital of the Corporation at any particular time.
     3. DIVIDENDS. The holders of the outstanding capital stock shall be entitled to receive, when and as declared by the Board of Directors, solely out of the unreserved and unrestricted earned surplus of the Corporation, dividends payable either in cash, in property, or in shares of the capital stock of the Corporation.

                            ARTICLE V

     Shares not to be divided into classes:
     The shares of the Corporation are not to be divided into classes.

                            ARTICLE VI

     No Shares issued in Series.
     The Corporation is not authorized to issue shares in series.

                           ARTICLE VII

     Receipt of Minimum Capital
     The Corporation will not commence business until consideration of the value of at least $1,000.00 has been received for the issuance of shares.

                           ARTICLE VIII

     Provision for Regulation of Internal Affairs
     1. MEETING OF SHAREHOLDERS: Meeting of the shareholders of the Corporation may be held in such place, either within or without the State of Nevada, as may be provided in the Code of By Laws. In the absence of any such provision, all meetings shall be held at the registered office of the Corporation.
     2. MEETING OF DIRECTORS: Meetings of the Board of Directors of the Corporation, regular or special, may be held either within or without the State of Nevada.
     3. CODE OF BY LAWS: The Internal Code of By Law of the Corporation
shall he adopted by its Board of Directors. The Power to alter, amend or repeal the Code of By Laws, or to adopt a new Code of By Laws, shall be vested ln the Board of Directors. the Code of By Laws may contain any provision for the regulation and management of the affairs of the Corporation not inconsistent with the laws of Nevada or these Articles of Incorporation.
     4. INTEREST OF DIRECTORS IN CONTRACTS: Any contract or other action between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation, which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors, shall, nevertheless, authorize, approve and ratify such contract or transaction by a vote of a majority of directors present, such interest of director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority necessary to carry such vote. This section shall not be construed to invalidate any contract or any transaction which would otherwise be valid under the common and statutory law applicable thereto.
     5. EXECUTIVE COMMITTEE: If the Code of By Laws so provided, the Board of Directors, be resolution adopted by a majority of the number of directors fixed by the Code of By Laws, or in the absence of the By Laws fixing the number of directors, then the number stated in these Articles of Incorporation, may designate tow or more directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution of the Code of By Laws, shall have and may exercise all of the authority of the Board of Directors and the management of the Corporation; both the designation of such Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.
     6. AMENDMENT TO ARTICLE OF INCORPORATION: The Corporation reserves the right from time to time to amend, alter, or repeal, or to add any provision to its Articles of Incorporation in the manner prescribed by the laws of Nevada.
     7. COMPENSATION OF DIRECTORS: The Board of Directors is authorized to make provision for reasonable compensation to its members when their services as directors and to fix the basis and conditions upon which this compensation shall be made. Any director may also serve in the Corporation in any capacity and receive compensation therefor in any form.
                            ARTICLE IX
     Address of Initial Registered Office
      and
     Name of Initial registered Agent
     1. REGISTERED OFFICE: The address of the initial registered office of the Corporation is: 1870 TWIN OAKS ROAD, RENO, NEVADA, 89611
     2.  REGISTERED AGENT:    The initial registered agent of the Corporation
is BERT GALL.
                            ARTICLE X
     Data Respecting Directors.
     1. INITIAL BOARD OF DIRECTORS: The initial Board of Directors shall consist of three (3) members who need not be shareholders of the Corporation.
     2. NAMES AND ADDRESSES: The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors shall have elected and qualified are:
     FRANK J. SCOVILLE, 4646 South 3075 East, Salt Lake City, Utah 84117
     ANN SCOVILLE, 4646 South 3075 East, Salt Lake City, Utah 84117
     RICHARD B. SCOVILLE, 1482 Ken Rey, Salt Lake City, Utah 84108
     3. INCREASE OR DECREASE OF DIRECTORS: The number of directors of the Corporation shall not be less than three. Subject to this limitation, the number of directors may be increased or decreased from time to time by amendment of the Code of By Laws, but no decrease shall have the effect of shortening the term of any incumbent director. In the absence of a provision in the Code of By Laws, fixing the number of directors, the number shall be seven (7).

                            ARTICLE XI
     Data Respecting Incorporators.
     The names and addresses of the Incorporators of the Corporation are:
     FRANK J. SCOVILLE, 4646 South 3075 East, Salt Lake City, Utah 84117 ANN SCOVILLE, 4646 South 3075 East, Salt Lake City, Utah 84117 RICHARD B. SCOVILLE, 1482 Ken Rey, Salt Lake City, Utah 84108

                           ARTICLE XII
     Special Transactions:
     This Corporation shall have the power and right through its Board of Directors and without the consent of its shareholders to acquire by purchase or otherwise, shares of its own stock which may be purchased from the unreserved or unrestricted capital surplus of the Corporation. The Board of Directors shall also have the right and power to authorize and make distribution of its shareholders in partial liquidation of the capital asset
on such terms as the Board of Directors may deem appropriate.   Such
distribution may be made whether in cash or property or may be made from out of the Corporation's stated capital or capital surplus provided that such distribution shall not render the Corporation insolvent or otherwise unable to meet its obligations.

                           ARTICLE XIII
     The capital stock of this Corporation shall be issued as fully paid and the private property of the shareholders shall not be liable for the debts, obligations or liabilities of this Corporation.

                           ARTICLE XIV
     Shares of stock of this Corporation authorized and issued pursuant to these Articles within two (2) years from the date of Incorporation are for purpose of Internal Revenue Code authorized and issued in compliance with and as prescribed by Section 1244 of the Internal Revenue Code of 1964 and shall be known as "Section 1244 Stock".

     EXECUTED THIS 16 day of November, 1988

                         /s/Frank J. Scoville
                              ------------------------
                         Frank J. Scoville

                         /s/Ann Scoville
                              ------------------------
                         Ann Scoville

                         /s/Richard B. Scoville
                         ------------------------
                         Richard B. Scoville

 STATE OF UTAH         )
                       )
 COUNTY OF SALT LAKE   )
     I, THE UNDERSIGNED, A NOTARY PUBLIC COMMISSION TO TAKE ACKNOWLEDGMENT AND ADMINISTER OATH IN THC STATE OF UTAH, SO HEREBY CERTIFY THAT ON THIS DAY, PERSONALLY APPEARED BEFORE ME FRANK J. SCOVILLE, ANN SCOVILLE, AND RICHARD SCOVILLE. BEING ALL THE INCORPORATORS REFERRED TO IN ARTICLE XI OF THE FOREGOING ARTICLES OF INCORPORATION. PERSONALLY APPEARED BEFORE ME, AND WHO BEING BY ME FIRST DULY SWORN, SEVERALLY DECLARED THAT THEY ARE THE PERSONS WHO SIGNED THE FOREGOING INSTRUMENT AS INCORPORATORS AND THAT THE STATEMENT THEREIN CONTAINED ARE TRUE.
     WITNESS MY HAND AND NOTARIAL SEAL THIS /S/CYNTHIA O.
     MY COMMISSION EXPIRES 3/11/90